UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
November 8, 2006
F5 Networks, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
401 Elliott Avenue West
Seattle, WA 98119

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (206) 272-5555
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On November 8, 2006, F5 Networks, Inc. (the “Company”) issued a press release announcing certain financial results for the third quarter ended June 30, 2006, the fourth quarter ended September 30, 2006 and the fiscal year ended September 30, 2006. The press release is attached hereto as Exhibit 99.1. The information in this Item 2.02 shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.
Item 8.01 Other Events.
As previously announced, the Company’s Board of Directors (the “Board”) formed a special committee of the Board (the “Special Committee”) to conduct a review of the Company’s stock option practices. On November 8, 2006, the Company announced that the Special Committee had completed its review.
The Special Committee found that the recorded grant dates for certain stock options granted during fiscal years 1999 through 2004 should not be relied upon as the measurement date for accounting purposes and that the accounting treatment used for the vesting of certain stock options was incorrect.
The Company has conducted an analysis to determine what adjustments need to be made to the Company’s historical financial statements. Based on its analysis, the Company will be required to record an additional non-cash, stock-based compensation expense of approximately $22.9 million, in the aggregate, for fiscal years 1999 through 2006. This accounting adjustment is net of applicable tax accounting adjustments. These adjustments will not affect the Company’s current cash position or previously reported revenues.
On October 25, 2006, the Audit Committee of the Board (the “Audit Committee”) determined, after consultation with management, that the Company should restate its financial statements for fiscal years 1999 through 2005 and its financial statements for the first two quarters of fiscal 2006, to reflect the non-cash, stock-based compensation expense described above. The Company intends to file its restated financial statements, as well as its Form 10-Q for the third quarter of fiscal 2006, which has been delayed due to the Special Committee’s inquiry, as soon as practicable.
Additionally, the Company is evaluating Management’s Report on Internal Controls Over Financial Reporting set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005. The Company has not yet completed its analysis of the impact of this situation on its internal controls over financial reporting. The Company’s independent registered public accounting firm is currently reviewing the Special Committee’s findings.
The Audit Committee has discussed the matters disclosed in this Item 8.01 with the Company’s independent registered public accounting firm.
On November 8, 2006, the Company issued a related press release announcing the matters described herein. The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
Exhibits:
99.1 Press Release of F5 Networks, Inc. dated November 8, 2006, announcing certain financial results of the Company and the completion of   the Special Committee review.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC.
(Registrant)

Date: November 8, 2006	By:	/s/ John McAdam
John McAdam
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of F5 Networks, Inc. dated November 8, 2006, announcing certain financial results of the Company and the completion of the Special Committee review.